SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 27, 2008
iROBOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-51598	77-0259335

(Commission File Number)	(IRS Employer Identification No.)

8 Crosby Drive, Bedford, Massachusetts	01730

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 430-3000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 First Amendment and Waiver to Credit Agreement, dated April 30, 2008
EX-10.2 First Amendment to Note, dated April 30, 2008

Item 1.01 Entry into a Material Definitive Agreement.
          On May 27, 2008, iRobot Corporation (the “Company”) entered into a First Amendment and Waiver to Credit Agreement (the “Credit Facility Amendment”) to its unsecured revolving credit facility (the “Credit Facility”) with Bank of America, N.A. dated June 5, 2007. The Credit Facility Amendment provides for, among other things, (1) an increase of the aggregate principal amount available under the Credit Facility from $35 million to $45 million, (2) the addition of auction rate securities to the definition of Current Assets, and (3) a waiver of the quick ratio financial covenant for the Company’s first quarter of 2008. In connection with the Credit Facility Amendment, the Company also entered into a First Amendment to Note to that certain Note dated June 5, 2007 executed by the Company in favor of Bank of American, N.A. in connection with the Credit Facility.
          The foregoing description of the Credit Facility Amendment is not complete and is qualified in its entirety by reference to the Credit Agreement Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits:
10.1	First Amendment and Waiver to Credit Agreement by and between iRobot Corporation and Bank of America, N.A., dated April 30, 2008

10.2	First Amendment to Note by and between iRobot Corporation and Bank of America, N.A., dated April 30, 2008

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

May 29, 2008	By:	/s/ Glen D. Weinstein
Glen D. Weinstein
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment and Waiver to Credit Agreement by and between iRobot Corporation and Bank of America, N.A., dated April 30, 2008

10.2	First Amendment to Note by and between iRobot Corporation and Bank of America, N.A., dated April 30, 2008